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                                                              Exhibit 23







                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Commerce Bancshares, Inc.:

We consent to incorporation by reference in Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 33-61499, No. 33-61501
and No. 333-14651, each on Form S-8 of Commerce Bancshares, Inc. of our report dated January 31, 2000, relating to the consolidated balance sheets of Commerce Bancshares, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Commerce Bancshares, Inc.



                                                     KPMG LLP




Kansas City, Missouri
March 10, 2000